Exhibit 99.1

Flex Pharma and Salarius Pharmaceuticals Announce Merger Agreement to Accelerate Clinical Development of Novel Epigenetic Therapy for Cancer

– Lead Candidate in Clinical Trial for Treating Ewing Sarcoma –

– Salarius Completes $6.4 Million Private Placement –

– Conference Call and Live Audio Webcast Scheduled for Today at 9:00 a.m. ET –

January 4, 2019

Boston, MA and Houston, TX - Flex Pharma, Inc. (NASDAQ: FLKS), and Salarius Pharmaceuticals, LLC, a clinical-stage oncology company targeting the epigenetic causes of cancers, today announced that the companies have entered into a definitive merger agreement under which privately-held Salarius will merge with a wholly-owned subsidiary of Flex Pharma. Management believes that the proposed transaction will position the combined company to recognize multiple value inflection points based on Salarius’ clinical pipeline, which targets rare, orphan cancers with no targeted treatments and cancers that have a high unmet need.

Salarius recently completed a $6.4 million private placement, which combined with cash from Flex Pharma is expected to fund the combined company to mid-2020, allowing it to report early cohort data from an ongoing Phase 1 Ewing sarcoma trial. Upon the closing of the transaction, Flex Pharma stockholders will own approximately 19.9% of the combined company and current Salarius investors will own approximately 80.1% of the combined company. Flex Pharma stockholders will also receive a right to receive warrants, six months and one day following the closing date of the transaction, allowing them to purchase additional shares. The total value of these warrants will be calculated such that upon exercise Flex Pharma stockholders would own an additional 2.4%, or a total of 22.3%, of the value of the combined entity, subject to adjustment based on Flex Pharma’s net cash at closing. A live conference call and webcast is scheduled for today at 9:00 a.m. Eastern Time.

Upon closing of the transaction, Flex Pharma is expected to be renamed Salarius Pharmaceuticals, Inc. and be under the leadership of Salarius’ current management team, led by Chief Executive Officer, David Arthur. The Salarius clinical pipeline will become the lead assets of the company following the transaction. Flex Pharma President and Chief Executive Officer, William McVicar, Ph.D., is expected to join the Board of Directors of the combined company following the closing of the transaction.

“After completing a comprehensive and highly competitive selection process, we are confident that the proposed transaction with Salarius offers the best opportunity for significant near- and long-term value creation,” stated Dr. McVicar. “We were impressed by the compelling science supporting Salarius’ novel drug, as well as the company’s strong financial position and management team. Based on our diligence, we believe Salarius could be poised to advance multiple potential product opportunities that address significant unmet needs in oncology. I look forward to supporting the company and being a member of the Salarius Board of Directors following the closing of the transaction. Finally, I would like to thank our stockholders for their support and patience during this strategic process and to reiterate that the entire team is fully committed to enhancing stockholder value with this transaction and beyond.”

Salarius’ lead compound, Seclidemstat, targets the epigenetic dysregulation underlying Ewing sarcoma, a devastating pediatric, adolescent and young adult bone cancer for which no targeted therapies currently exist. Seclidemstat is a differentiated, reversible inhibitor of the lysine-specific demethylase 1 enzyme, or LSD1, which is a widely studied epigenetic enzyme and a validated drug target for clinical development. The company is currently enrolling patients in an open-label Phase 1 dose escalation/dose expansion study, which is expected to conclude in 2020. Salarius is also preparing to initiate additional studies in advanced solid tumors, including prostate, breast and ovarian cancers.

Salarius’ Chief Executive Officer, David Arthur, commented, “This strategic transaction and Nasdaq listing represent a growth opportunity for both companies. As an emerging public company, we believe that the enhanced visibility and exposure to institutional investors will enable Salarius to showcase the potential of its clinical pipeline, and the progression of its programs should drive increased stockholder value. Our goal is to become a recognized leader in epigenetic cancer therapy.”

Mr. Arthur is a seasoned life sciences executive with more than 25 years’ experience in biopharma leadership, building and leading multi-disciplinary teams, as well as launching and managing pharmaceutical and drug delivery device brands. For much of his career, he held executive roles at Eli Lilly and Boehringer-Ingelheim managing product development, business development and global commercialization.

About the Proposed Transaction

The transaction has been approved unanimously by the Board of Director of Flex Pharma and Board of Managers of Salarius. The proposed transaction is expected to close in the first half of 2019, subject to the approval of Flex Pharma stockholders at a special stockholder meeting and other customary conditions, including approval by Salarius’ members.

Flex Pharma’s strategic advisor in the transaction is Wedbush PacGrow. Healthios Capital Markets is serving as financial advisor to Salarius Pharmaceuticals. Dentons Canada LLP and Duane Morris LLP are serving as legal counsel to Flex Pharma and Pillsbury Winthrop Shaw Pittman LLP is serving as legal counsel to Salarius Pharmaceuticals.

Conference Call and Webcast

Flex Pharma and Salarius will host a joint conference call and simultaneous live audio webcast today at 9:00 a.m. Eastern Time to discuss the proposed transaction. The live call may be accessed by dialing:

•	(855) 780-7202 (U.S.)

•	(631) 485-4874 (international)

•	Conference ID: 4498626

A live audio webcast of the call will be available online from the investor relations section of the Flex Pharma website at www.flex-pharma.com and will be archived there for 30 days.

About Salarius

Salarius Pharmaceuticals, LLC is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for patients that need them the most. The company’s lead candidate, Seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has Orphan Drug designation and Pediatric Rare Disease Designation by the U.S. Food and Drug Administration. Salarius believes that Seclidemstat is the only reversible inhibitor of the epigenetic modulator LSD1 currently in human trials, and that it could have potential for improved safety and efficacy compared to other LSD1-targeted therapies. Salarius is also developing Seclidemstat for a number of cancers with high unmet need and expects to commence additional clinical studies in 2019 targeting advanced solid tumors, including prostate, breast and ovarian cancers. For more information, please visit salariuspharma.com.

About Flex Pharma

Flex Pharma, Inc. is a biotechnology company that was founded in 2014 by National Academy of Science members Rod MacKinnon, M.D. (2003 Nobel Laureate) and Bruce Bean, Ph.D., recognized leaders in the fields of ion channels and neurobiology, along with Christoph Westphal, M.D., Ph.D.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Flex Pharma will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a proxy statement/prospectus/information statement. Flex Pharma will mail the proxy statement/prospectus/information statement to Flex Pharma stockholders and members of Salarius, and the securities may not be sold or exchanged until the registration statement becomes effective. FLEX PHARMA URGES INVESTORS AND EQUITYHOLDERS OF FLEX PHARMA AND SALARIUS TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX PHARMA, SALARIUS AND THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus/information statement or any other documents that Flex Pharma may file with the SEC or send to Flex Pharma or Salarius equityholders in connection with the proposed transaction. Before making any voting decision, investors and equityholders are urged to read the registration statement, proxy statement/prospectus/information statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the registration statement, proxy statement/prospectus/information statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC, www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on Flex Pharma’s website at www.flex-pharma.com or by contacting John McCabe at JMcCabe@Flex-Pharma.com.

Participants in Solicitation

Flex Pharma, Salarius and their respective directors or managers and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Flex Pharma common stock in connection with the proposed transaction. Information about Flex Pharma’s directors and executive officers is set forth in Flex Pharma’s Annual Report on Form 10-K for the period ended December 31, 2017, which was filed with the SEC on March 8, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 23, 2018. Other information regarding the interests of such individuals, as well as information regarding Salarius’ managers and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus/information statement, which will be included in Flex Pharma’s registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities in connection with the merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed transaction, the expected ownership, management and board of directors of the combined company, the alternatives to the proposed transaction, the plans with respect to capitalization of the combined company, and the anticipated timing and effects of the transaction, including as to value creation and growth opportunities) as well as statements regarding Salarius’ plans following the transaction (including as to its lead compound and future studies) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Flex Pharma, Salarius and of the combined company include, but are not limited to: inability to complete the proposed transaction and other contemplated transactions; costs and potential litigation associated with the proposed transaction; failure or delay in obtaining required approvals by the SEC, Nasdaq or any other governmental or quasi-governmental entity necessary to consummate the proposed transaction, including our ability to file an effective registration statement in connection with the proposed transaction and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder and member approvals or to satisfy other conditions to the closing of the proposed transaction and the other contemplated transactions; a superior proposal being submitted to either party; the ability of the proposed transaction to increase stockholder value; an inability or delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; risks inherent in drug development in general; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third-party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; uncertainties of cash flows, expenses and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed transaction; risks associated with the possible failure to realize certain benefits of the proposed transaction, including future financial, tax, accounting treatment and operating results; failure to maintain the combined company’s management team or board of directors; and other risks and uncertainties detailed in the risk factors section of Flex Pharma’s Form 10-K and Forms 10-Q filed with the SEC, as well as other filings Flex Pharma makes with the SEC from time-to-time. Many of these factors that will determine actual results are beyond Flex Pharma’s, Salarius’ or the combined company’s ability to control or predict. Flex Pharma disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Contacts:

Flex Pharma, Inc.

William McVicar

Chief Executive Officer

(617) 874-1821

wmcvicar@flex-pharma.com

Salarius Pharmaceuticals, LLC

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (Investors)

(212) 375-2664

jdrumm@tiberend.com

David Schemelia (Media)

(212) 375 6298

dschemelia@tiberend.com